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Mutnick & Associates, P.A.                                  Dade (305) 945-7233
Mutnick & Associates, P.A.                               Broward (305) 432-4322
Mutnick & Associates, P.A.                                   Fax (305) 432-5018
Certified Public Accountants



                        CONSENT OF INDEPENDENT AUDITORS



We consent to the inclusion of this Form S-1 being filed under the Securities Act of 1933 by Wilmar Industries, Inc. of our report dated May 2, 1995, relating to our examination of the financial statements of One Source Supply, Inc. as of December 31, 1994 and for the period then ended appearing in the Prospectus. We also consent to the reference to our firm appearing under the caption "Experts" in the Prospectus



/s/ Mutnick & Associates, P.A.
MUTNICK & ASSOCIATES, P.A.
Certified Public Accountants

Pembroke Pines, Florida
July 9, 1996












                            [ADDRESSES APPEAR HERE]